Exhibit 99.2

FOR IMMEDIATE RELEASE

Group, Inc. Signs ~$200M LOI and Appoints Doug Recker as CEO

3-Year NVIDIA GPU hosting LOI delivers $40M+ annual EBITDA

10MW site secured to accelerate expansion of distributed AI infrastructure in 2026

JACKSONVILLE, FL / Globe Newswire / February 27, 2026 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT) has signed a non-binding letter of intent (“LOI”) with Hydra Host to deploy a high-density NVIDIA GPU cluster for a leading global technology customer. The project supports an underlying GPU-as-a-Service (“GPUaas”) partnership that is expected to generate approximately $176 million in revenue over a 36-month term. The deployment is modeled to support gross margins more than 80% and projected annual EBITDA exceeding $40 million.

In addition to the GPUaaS deployment, the collaboration establishes a pathway for incremental colocation revenue, which we expect to total approximately $25 million over the 36-month term. This LOI serves as a validation of Duos’ recently launched High-Power Edge Data Center (“EDC”) business line, designed to serve AI companies and high-performance compute tenants requiring premium rackspace and dedicated high-density power, delivered in an industry-leading 90 days with guaranteed power access.

The Company has also entered into a non-binding letter of intent for a ground lease in Iowa with access to up to 10MW of utility power, establishing a strategic high-density deployment site. Additional locations are under evaluation as Duos advances toward its long-term objective of building up to 75MW of distributed capacity.

Building on this milestone, Duos has appointed Doug Recker as Chief Executive Officer, effective April 1, 2026, as the Company accelerates its transformation into a focused Edge AI and digital infrastructure platform. Mr. Recker succeeds Chuck Ferry, who will continue to serve as a member of the board of directors. Mr. Recker will lead Duos’ next phase of growth focused on scaling modular EDCs, expanding GPU hosting capabilities, and executing a disciplined capacity expansion strategy.

"We are thrilled to partner with the Duos team on this opportunity," said Aaron Ginn, Chief Executive Officer & Co-Founder of Hydra Host. "Their ability to deliver immediate access to power combined with an industry-leading deployment speed makes them a standout in the market. We see significant runway ahead as we look to expand our collaboration around colocation and Duos' High-Power EDC model, which we believe is purpose-built to address a market where demand for AI compute capacity is fundamentally outpacing the speed at which traditional data center supply can be delivered."

“This initial customer marks a pivotal step in accelerating the buildout of Duos Edge AI and strengthens our ability to execute on our distributed infrastructure strategy,” said Doug Recker, Chief Executive Officer. “We are now entering an exciting phase of execution, further reinforced by our recently announced LOI with Hydra Host, which underscores growing third-party demand for our distributed AI infrastructure model and validates the scalability of our platform. With secured power, rapid deployment capabilities, and expanding strategic partnerships, we believe Duos is well positioned to pursue high-value infrastructure opportunities. Our focus remains on disciplined expansion, capital-efficient growth, and delivering sustainable long-term value for our shareholders.”

Under Mr. Recker’s leadership, Duos and its operating subsidiaries, including Duos Edge AI, Inc., are entering into a commercial partnership with Hydra Host to provide GPU hosting and GPU-as-a-Service solutions. The partnership includes structured hardware financing arrangements designed to accelerate deployment and support growing demand for distributed AI compute.

“I would like to congratulate Doug on his promotion to CEO and for securing this milestone agreement with Hydra Host”, said Craig Nixon, Chairman of the Board. “I would also like to thank Chuck Ferry for his leadership in transitioning Duos from its original business model to the focus on Data Centers and Power which has paved the way for the much-improved financial results in 2025 and expected significant growth in 2026 and beyond.”

To learn more about Duos Technologies, visit: www.duostechnologies.com

To learn more about Duos Edge AI, visit: www.duosedge.ai

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The agreement between Duos and Hydra Host is subject to negotiation and execution of definitive documentation acceptable to both parties. The LOI is non-binding and remains contingent upon financing arrangements, final commercial terms, customer execution, and other customary closing conditions.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc., and Duos Energy Corporation, designs, develops, deploys and operates intelligent technology solutions for Machine Vision and Artificial Intelligence (“AI”) applications including real-time analysis of fast-moving vehicles, Edge Data Centers, and power consulting. For more information, visit www.duostech.com , www.duosedge.ai and www.duosenergycorp.com.

About Duos Edge AI, Inc.

Duos Edge AI, Inc. is a subsidiary of Duos Technologies Group, Inc. (Nasdaq: DUOT). Duos Edge AI's mission is to bring advanced technology to underserved communities, particularly in education, healthcare and rural industries, by deploying high-powered edge computing solutions that minimize latency and optimize performance. Duos Edge AI specializes in high-function Edge Data Center (“EDC”) solutions tailored to meet evolving needs in any environment. By focusing on providing scalable IT resources that seamlessly integrate with existing infrastructure, its solutions expand capabilities at the network edge, ensuring data uptime onsite services. With the ability to provide 100 kW+ per cabinet, rapid 90-day deployment, and continuous 24/7 data services, Duos Edge AI aims to position its edge data centers within 12 miles of end users or devices, significantly closer than traditional data centers. This approach enables timely processing of massive amounts of data for applications requiring real-time response and supporting current and future technologies without large capital investments. For more information, visit www.duosedge.ai.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Corporate

Fei Kwong

VP, Investor Relations and Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)

+1.904.652.1625 | DUOT@duostech.com

Duos Edge AI

Media Contact

iMiller Public Relations

+1.914.315.6424 | duosedge@imillerpr.com